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                                                                   EXHIBIT 10.18

                       AMENDMENT NO. 2 TO LOAN DOCUMENTS

     THIS AMENDMENT NO. 2 TO LOAN DOCUMENTS (this "Amendment No. 2") is entered into as of the 13th day of January, 1998, by and between COAST BUSINESS CREDIT, a division of Southern Pacific Bank, a California corporation, and successor to CoastFed Business Credit Corporation, a California corporation ("Coast"), and DISC, Inc., a California corporation, and successor by name change to Document Imaging Systems Corporation ("Borrower").

                                    RECITALS

     A. Coast and Borrower have entered into that certain Loan and Security Agreement dated December 14, 1994 (the "Loan Agreement"), certain related agreements referred to in the Loan Agreement or entered into in connection therewith, and that certain Amendment No. 1 to Loan Documents dated as of December 5th, 1995 (collectively, the "Loan Documents").

     B. Coast and Borrower desire to enter into certain agreements related to the Loan Documents.

     NOW, THEREFORE, in consideration of the foregoing premises and the covenants and agreements set forth herein and in the Loan Documents, Coast and Borrower hereby agree as follows:

     1. Definitions. All terms set forth herein with initial capital letters and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Loan Documents.

     2. Extension of the Term of the Loan Documents. The termination date of the Loan Documents is hereby extended to December 31, 1998.

     3. Audits and Audit Fees. Borrower shall permit Coast to conduct up to four (4) audits of Borrower per year, and Borrower shall promptly pay Coast for such audits at the rate of 550 per person per day, not to exceed $2,200 per audit plus out of pocket expenses.

     4. Net Worth Covenant. Borrower will maintain a minimum net worth (as determined in accordance with generally accepted accounting principles consistently applied) of $1,000,000. The net worth reported by Borrower in its filings made under the Securities Exchange Act of 1934 shall be determinative of compliance or noncompliance with this covenant, absent manifest error. If Borrower at any time fails to maintain such $1,000,000 net worth, such failure shall constitute an Event of Default.



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     5.   Pre-paid Expenses and Deposits Covenant. Borrower's pre-paid expenses and deposits (as determined in accordance with generally accepted accounting principles consistently applied) shall not exceed $250,000 at any time during the term of the Loan Document, as such term is amended hereby. If such pre-paid expenses and deposits at any time exceed that amount, the amount of such excess shall reduce Borrower's net worth dollar-for-dollar.

     6. Waiver and Estoppel by Borrower. Borrower represents and warrants to and agrees with Coast that, at the date hereof: (a) Coast is not in default under any of the Loan Documents; (b) Borrower has suffered no damages under the Loan Documents and has no cause of action, right of setoff or consideration, or any other claim of any nature whatsoever against Coast or any of its affiliates under the Loan Documents or otherwise (collectively, a "Claim"); and (c) Borrower hereby waives and relinquishes any and all Claims.

     7. Effectiveness of the Loan Documents. Borrower hereby agrees that, except as expressly modified by this Amendment No. 2, each of the Loan Documents remain in full force and effect.

     IN WITNESS WHEREOF, Coast and Borrower have caused this Amendment No. 2 to be executed by their duly authorized officers on the date first above written.




                              DISC, INC.

                              By   /s/ J. RICHARD ELLIS
                                  -----------------------------------
                                  J. Richard Ellis, President


                              And  /s/ HENRY MADRID
                                  -----------------------------------
                                  Henry Madrid, Vice President



                              COAST BUSINESS CREDIT


                              By  /s/ JOHN R. BROWNE
                                 ------------------------------------
                                  Vice President





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